UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 9, 2012

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 9, 2012, Central European Distribution Corporation (“CEDC”) entered into an amended and restated securities purchase agreement (the “Amended Securities Purchase Agreement”) with Roust Trading Ltd. (“Roust Trading”), which amended and restated the entirety of the securities purchase agreement, dated April 23, 2012 (the “Original Securities Purchase Agreement”). The Original Securities Purchase Agreement is described under Item 1.01 of CEDC’s Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 24, 2012 and a copy of the Original Securities Purchase Agreement is filed as Exhibit 10.1 thereto.

Pursuant to the Original Securities Purchase Agreement, in a series of transactions that began on May 4, 2012 and was concluded on May 7, 2012 (the “Initial Closing”), CEDC sold to Roust Trading (i) 5,714,286 shares (the “Initial Shares”) of common stock, par value $0.01 par value per share, of CEDC (the “Common Stock”) for an aggregate purchase price of $30 million, or $5.25 per share and (ii) a debt security with a face value of $70 million (the “New Debt”), which has a stated interest rate of 3.0% and matures on March 18, 2013.

The Original Securities Purchase Agreement also contemplated the following transactions: (i) upon approval of CEDC’s stockholders, and after the satisfaction of certain other conditions, CEDC would be able to cause Roust Trading to (on or after January 30, 2013) or Roust Trading (on or after the completion of the Second Closing (as defined in the Original Securities Purchase Agreement)) would be able to (x) purchase such number of shares of Common Stock at a purchase price of $5.25 per share sufficient to repay the then-outstanding principal amount of the New Debt, plus the accrued and unpaid interest thereon at the time of the Second Closing, totaling approximately 13.3 million shares of Common Stock (the “Exchange Shares”) plus additional shares representing accrued and unpaid interest thereon at the time of the Second Closing, and (y) sell to CEDC the entire principal amount of the New Debt; (ii) the purchase by Roust Trading of a new debt security with a principal aggregate amount of approximately $102.6 million maturing on July 31, 2016 (the “Rollover Notes”), with the Rollover Notes to bear a blended interest rate of 6.00% over the term of the Rollover Notes and interest accrued on the Rollover Notes to be effectively be paid in shares of Common Stock before January 1, 2014, and in cash thereafter; and (iii) the receipt by CEDC of the right to put to Roust Trading a debt security maturing on July 31, 2016 (the “Backstop Notes”) of an aggregate principal amount of up to $107.5 million, with the Backstop Notes to bear a blended interest rate of 6.00% over the term of the Backstop Notes and interest to be accrued on the Backstop Notes and effectively paid in shares of Common Stock before January 1, 2014, and in cash thereafter.

The following summarizes the material amendments to the terms of the Original Securities Purchase Agreement as set forth in the Amended Securities Purchase Agreement:

1. CEDC will, within five business days of a request by the Purchaser, issue to the Purchaser, as an adjustment to the issue price of the Initial Shares, up to the following amount of shares of Common Stock at any time after the following dates: (i) 3 million shares of Common Stock after the execution of the Amended Securities Purchase Agreement and the Amended Governance Agreement (as defined below); (ii) 5 million shares of Common Stock after receipt of Company Stockholder Approval (as defined in the Amended Securities Purchase Agreement); and (iii) 2 million shares following the Backstop Escrow Release Date (as defined in the Amended Securities Purchase Agreement) (the shares of Common Stock in clauses (ii) and (iii) above collectively the “Additional Approval Shares” and together with clause (i) above the “Additional Shares”);

2. interest payable (i) on the New Debt prior to the Second Closing may, at the option of the Purchaser and after the Second Closing (as defined in the Amended Securities Purchase Agreement), be effectively paid in shares of Common Stock at a price $3.44 per share of Common Stock, (ii) on the Rollover Notes through June 30, 2014, will be effectively paid in a number of shares of Common Stock, determined by dividing the amount of interest payable over such period by the 5-day volume weighted average price (the “VWAP”) of the Common Stock (as traded on Nasdaq), provided that the VWAP may never exceed $4.13 or be lower than $2.75 (the “VWAP Amount”), and (iii) on the Backstop Notes through December 31, 2013, will be effectively paid in a number of shares of Common Stock, determined by dividing the amount of interest payable over such period by the VWAP Amount;

3. the final maturity date for the New Debt will be extended to July 31, 2016; and

4. CEDC’s board of directors authorized (subject to applicable blackout periods and regulatory limitations) Roust Trading to purchase an amount of shares of Common Stock in the market that, when added to the shares currently owned by Roust Trading, the Exchange Shares (as defined in the Amended Securities Purchase Agreement), the Additional Shares and the shares that Roust Trading would receive in connection with interest payments under notes issued and to be issued to Roust Trading, would not exceed an amount of outstanding share capital of CEDC that would require Roust Trading to make a tender offer for CEDC’s Common Stock under Polish law. Upon receipt of certain Polish regulatory waivers if and to the extent received, CEDC’s board of directors has agreed that the threshold will be raised to 42.9%.

In consideration of the above terms, and subject to the fulfillment of certain conditions, Roust Trading has agreed to waive certain contractual claims it may have under the Original Securities Purchase Agreement and under certain other agreements arising from the accounting errors announced on CEDC’s Form 8-K filed with the Commission on June 4, 2012. Such waiver is conditional on the accounting errors resulting in an aggregate impact of less than $49 million on each of revenue and EBITDA, an impairment charge of less than $10 million and certain other conditions.

In addition to customary conditions precedent, the consummation of the transactions contemplated by the Amended Securities Purchase Agreement (the “Financing Transaction”) are subject to a number of other conditions precedent, including, with respect to the issuance of the Rollover Notes and Backstop Notes, shareholder approval of the issuance of the Exchange Shares, Additional Approval Shares and shares issued in connection with payment of interest under the New Debt, Rollover Notes and Backstop Notes. The Rollover Notes and Backstop Notes are expected to be clearable through Euroclear S.A./N.V.

In the event that the Amended Securities Purchase Agreement is terminated after the Initial Closing (as defined in the Amended Securities Purchase Agreement) and prior to the Second Closing (as defined in the Amended Securities Purchase Agreement), Roust Trading may, at its option, elect to sell back to CEDC the Initial Shares purchased by Roust Trading prior to that time for a purchase price of $5.25 per Initial Share.

The Amended Securities Purchase Agreement is subject to termination by Roust Trading or CEDC if the Second Closing (as defined in the Amended Securities Purchase Agreement) has not occurred by December 31, 2012, which was changed from the September 30, 2012 end date in the Original Securities Purchase Agreement. In addition, CEDC has the right to terminate the Amended Securities Purchase Agreement under certain circumstances, including accepting a superior unsolicited proposal, after stockholder approval is not obtained at a meeting of CEDC’s stockholders, in which case CEDC would be obligated to pay Roust Trading a termination fee of $12 million.

The cash proceeds from the Rollover Notes will be used by CEDC to repurchase CEDC’s 3.00% Convertible Senior Notes due 2013 (the “Convertible Notes”) held by Roust Trading or its affiliates with a face value of approximately $102.6 million, at par. The remaining proceeds (net of transaction fees and expenses) received by CEDC under the Financing Transactions will be used to repurchase or repay the outstanding amount of Convertible Notes.

CEDC and Roust Trading have also entered into an amended and restated governance agreement, dated July 9, 2012 (the “Amended Governance Agreement”), which amended and restated the entirety of the governance agreement, dated April 23, 2012 (the “Original Governance Agreement”). The Original Governance Agreement is described under Item 1.01 of CEDC’s Form 8-K filed with the Commission on April 24, 2012 and a copy of the Original Governance Agreement is filed as Exhibit 10.2 thereto. The Amended Governance Agreement effected the following material changes to the Original Governance Agreement:

1. Upon Roust Trading (and its affiliates) holding 40 percent of CEDC’s outstanding Common Stock, Roust Trading will have the right to appoint 4 members to CEDC’s Board of Directors;

2. The Nominating and Corporate Governance Committee of CEDC’s Board of Directors shall consist of three directors, one of which shall be a director appointed by Roust Trading pursuant to its rights under the Amended Governance Agreement and two shall be directors that are not appointed by Roust Trading;

3. Within two business days of the execution of the Amended Governance Agreement, CEDC will form a Russian Standard Relationship Committee of the Board of Directors which will evaluate any potential transaction between CEDC and Roust Trading and its affiliates. Messrs. Bailey, Fine and Shanahan will serve on such committee;

4. Within two business days of the execution of the Amended Governance Agreement, CEDC will form a Russia Oversight Committee of the Board of Directors which will oversee CEDC’s operations in Russia; and

5. For so long as Roust Trading holds at least 9.0 percent of CEDC’s Common Stock, Roust Trading may propose changes to certain senior Russian management positions and such changes are to be effectuated (with respect to supplements to such Russian management positions) only if reasonably acceptable to CEDC’s Board of Directors.

The voting agreement between CEDC and Roust Trading, dated April 23, 2012, and the voting agreements between each of the members of the Board of Directors, Roust Trading and CEDC, dated April 23, 2012 (together such voting agreements the “Original Voting Agreements”), have been amended and restated (the “Amended Voting Agreements”) to reaffirm the obligations of Roust Trading and each member of the Board of Directors, respectively, to vote in favor of the Financing Transaction at any meeting of CEDC shareholders. The Original Voting Agreements are described under Item 1.01 of CEDC’s Form 8-K filed with the Commission on April 24, 2012 and copies of the Original Voting Agreements are filed as Exhibits 10.4 through 10.6 and Exhibits 99.1 through 99.7 thereto.

CEDC’s Board of Directors has approved the Amended Securities Purchase Agreement, the Amended Governance Agreement, the Amended Voting Agreements and the amended and restated Registration Rights Agreement, dated July 9, 2012, between CEDC and Roust Trading (the “Amended Registration Rights Agreement”).

The foregoing description of the Amended Securities Purchase Agreement, the Amended Governance Agreement, the Amended Registration Rights Agreement and the Amended Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the Amended Securities Purchase Agreement, the Amended Governance Agreement, the Amended Registration Rights Agreement and the Amended Voting Agreements, copies of which are attached hereto as exhibits hereto and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On July 9, 2012, CEDC entered into the Amended Securities Purchase Agreement described in Item 1.01 hereof, which contemplates, among other things, the issuance of the Additional Shares. The description of the Amended Securities Purchase Agreement and the transactions contemplated thereby contained in Item 1.01 are incorporated into this Item 3.02 by reference.

CEDC believes that the issuance and sale of the Additional Shares pursuant to the Amended Securities Purchase Agreement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. CEDC has furnished certain information to Roust Trading as required by Regulation D, which has provided certain representations to CEDC evidencing that it is an “accredited investor” as defined in Regulation D. CEDC has not engaged in general solicitation or advertising with regard to the proposed private placement and has not offered securities to the public in connection with the proposed private placement.

Item 3.03	Material Modification to Rights of Security Holders.

On July 9, 2012, in connection with approval of the Amended Securities Purchase Agreement and the transaction agreements contemplated thereby, the Board of Directors resolved that none of Roust Trading and its affiliates would constitute an Acquiring Person under the Company’s Rights Agreement for the purchase of shares of Common Stock pursuant to the Amended Securities Purchase Agreement and related transactions thereto (including the Amended Governance Agreement). As a result of this, Roust Trading and its affiliates may acquire up to approximately 42.9 percent of the outstanding Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. William V. Carey as Chairman of the Board and as Chief Executive Officer and President of the Company

On July 9, 2012, Mr. William V. Carey resigned from his position as Chairman of the Board of Directors and as a director of CEDC. Mr. Carey has also resigned from his position as Chief Executive Officer and President of CEDC.

In connection with Mr. Carey’s resignation, CEDC and Mr. Carey have entered into a transition agreement (the “Transition Agreement”) providing for certain severance benefits in an aggregate amount of up to approximately $4.9 million (consisting of contractual severance payments, a minimum bonus payment, payments in lieu of certain equity awards and the value of vesting all unvested equity awards) and certain related agreements. In addition, under the Transition Agreement, Mr. Carey has agreed to serve as a consultant to CEDC until December 31, 2012 for which he will receive a fee of $625,000.

Appointment of Mr. David Bailey as interim Chief Executive Officer

On July 9, 2012, Mr. David Bailey was appointed as interim Chief Executive Officer of CEDC. Mr. Bailey previously served as Lead Director of CEDC. Mr. Bailey has resigned from his position as Lead Director and from his position as a member of the Audit Committee and will remain a director of CEDC.

David Bailey (age: 68) has been a director of CEDC since December 2003. Mr. Bailey joined International Paper in 1968 and has held various levels of responsibility within that company including President IP Poland, and Managing Director Eastern Europe, including Russia. He was Chairman of the Board for OAO Svetogorsk (Russia), and Chairman of the Board for IP Kwidzyn (Poland). He retired from International Paper in 2008, and has opened a private strategic planning consulting business for Poland and Russia. He has also been responsible for the creation and development of the most popular tissue brand in Poland, Velvet. In addition, he served on the board of directors for the American Chamber of Commerce in Poland for 9 years, is on the board of Litewska Children’s Hospital Foundation, United Way Poland, and was a member of the Polish Business Roundtable for 13 years. Mr. Bailey served in the United States Army and graduated with a Chemical Engineering Degree from Oregon State University.

Appointment of Mr. Roustam Tariko as Director and as non-Executive Chairman of the Board of Directors

In connection with the transactions described in Item 1.01, on July 9, 2012, the Board of Directors appointed Mr. Roustam Tariko to the Board of Directors of CEDC as a member of the Board of Directors and, pursuant to the Amended Governance Agreement, as non-Executive Chairman of the Board of Directors.

Certain Relationships and Related Transactions

Mr. Tariko indirectly owns all of the shares of and controls Roust Trading and, accordingly, may be deemed to beneficially own the shares of Common Stock currently owned by Roust Trading and which may be owned by Roust Trading in connection with the transactions contemplated by the Amended Securities Purchase Agreement. The information included in Item 1.01 of this Current Report is incorporated herein by reference.

Pursuant to the Amended Governance Agreement, CEDC may not make any amendments to its certificate of incorporation or bylaws that adversely changes the exculpatory or indemnification provisions existing as of the effective date of the Amended Governance Agreement for the benefit of directors of CEDC without the prior written agreement of Roust Trading.

In addition, CEDC will enter into an indemnification agreement with Mr. Tariko substantially similar to the form of Indemnification Agreement that was filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on December 30, 2011.

Item 8.01	Other Events.

CEDC’s management, under the supervision and at the direction of the Audit Committee of CEDC’s Board of Directors, is continuing to review its financial statements, as announced by CEDC on its Form 8-K on June 4, 2012. Following CEDC’s announcement, the Audit Committee initiated an internal investigation regarding CEDC’s retroactive trade rebates and related accounting issues. This investigation is being conducted with the assistance of outside legal counsel retained by the Audit Committee. The Audit Committee, through its counsel, voluntarily notified the United States Securities and Exchange Commission of the investigation.

CEDC’s management has made a preliminary determination that the aggregate effect of the adjustments identified to date will result in a cumulative reduction of each of revenue and EBITDA for the period from January 1, 2010 through December 31, 2011 of approximately $49 million, primarily reflecting the fact that certain retroactive trade rebates were not properly recorded by CEDC’s principle operating subsidiary in Russia, the Russian Alcohol Group, and therefore both net revenues and accounts receivable were overstated. In addition, CEDC’s management has preliminarily determined that the adjustments identified to date will result in impairment charges of approximately $10 million. The expected effects of the restatement described above are based on currently available information. CEDC management continues to assess whether a restatement of December 31, 2009 will be required and is determining the impact of any adjustments to the previously reported March 31, 2012 financial statements. Because the Company’s accounting review and investigation are ongoing and the Audit Committee has requested a review of the matters described above, the estimates included herein are subject to change until the final restated financial statements are filed with the Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Securities Purchase Agreement, dated July 9, 2012 by and among Central European Distribution Corporation and Roust Trading Ltd.

10.2	Amended and Restated Governance Agreement, dated July 9, 2012 by and among Central European Distribution Corporation and Roust Trading Ltd.

10.3	Amended and Restated Registration Rights Agreement, dated July 9, 2012, by and among Central European Distribution Corporation and Roust Trading Ltd.

10.4	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation and Roust Trading Ltd.

99.1	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. David Bailey and Roust Trading Ltd.

99.2	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. N. Scott Fine and Roust Trading Ltd.

99.3	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. William Shanahan and Roust Trading Ltd.

99.4	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. Robert Koch and Roust Trading Ltd.

99.5	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. Markus Sieger and Roust Trading Ltd.

99.6	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. Marek Forysiak and Roust Trading Ltd.

99.7	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. William Carey and Roust Trading Ltd.

99.8	Press Release dated July 9, 2012

Non-GAAP Financial Information

This Current Report may contain financial information which is considered a non-GAAP financial measure. CEDC’s management believes that such non-GAAP financial measures provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Christopher Biedermann
Christopher Biedermann
Vice President and Chief Financial Officer

Date: July 10, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Securities Purchase Agreement, dated July 9, 2012 by and among Central European Distribution Corporation and Roust Trading Ltd.

10.2	Amended and Restated Governance Agreement, dated July 9, 2012 by and among Central European Distribution Corporation and Roust Trading Ltd.

10.3	Amended and Restated Registration Rights Agreement, dated July 9, 2012, by and among Central European Distribution Corporation and Roust Trading Ltd.

10.4	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation and Roust Trading Ltd.

99.1	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. David Bailey and Roust Trading Ltd.

99.2	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. N. Scott Fine and Roust Trading Ltd.

99.3	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. William Shanahan and Roust Trading Ltd.

99.4	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. Robert Koch and Roust Trading Ltd.

99.5	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. Markus Sieger and Roust Trading Ltd.

99.6	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. Marek Forysiak and Roust Trading Ltd.

99.7	Amended and Restated Voting Agreement, dated July 9, 2012, by and among Central European Distribution Corporation, Mr. William Carey and Roust Trading Ltd.

99.8	Press Release dated July 9, 2012